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                                                                   Exhibit 10.16

                              CARDINAL HEALTH, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

Dollars at Work*: ___________________

Grant Date: _________________________

Exercise Price: _____________________

Grant Expiration Date: ______________

Cardinal Health, Inc., an Ohio corporation (the "Company"), has granted to [employee name] ("Grantee"), an option (the "Option") to purchase [# of shares] common shares, without par value, of the Company (the "Shares") for a total purchase price of ___________, (i.e., the equivalent of [stock price] for each full Share). The Option has been granted under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (the "Plan"), and will include and be subject to all provisions of the Plan, which are incorporated herein by reference, and will be subject to the provisions of this agreement. In the event of a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. Capitalized terms used in this agreement which are not specifically defined will have the meanings ascribed to such terms in the Plan. This Option shall vest and become exercisable in _______ equal installments on each of the first ________ anniversaries of the Grant Date (each, the "Vesting Date" with respect to the portion of the Option scheduled to vest on such date), subject in each case to the provisions of this agreement, including those relating to the Grantee's continued employment with the Company and its subsidiaries.


By:
    ---------------------------------
    Robert D. Walter
    Chairman and CEO

* Dollars at Work and total purchase price may vary due to rounding (up to the dollar amount of one full Share).

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1. Method of Exercise and Payment of Price.

(a) Method of Exercise. At any time when all or a portion of the Option is exercisable under the Plan and this agreement, some or all of the exercisable portion of the Option may be exercised from time to time by written notice to the Company, or such other method of exercise as may be specified by the Company, including without limitation, exercise by electronic means on the web site of the Company's third-party option plan administrator (the "Plan Administrator"), which will:

     (i) state the number of Shares with respect to which the Option is being exercised; and

     (ii) if the Option is being exercised by anyone other than Grantee, if not already provided, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations.

(b) Payment of Price. The full exercise price for the portion of the Option being exercised shall be paid to the Company as provided in the Plan.

2. Transferability. The Option shall be transferable (I) at Grantee's death, by Grantee by will or pursuant to the laws of descent and distribution, and (II) by Grantee during Grantee's lifetime, without payment of consideration, to (a) the spouse, former spouse, parents, stepparents, grandparents, parents-in-law, siblings, siblings-in-law, children, stepchildren, children-in-law, grandchildren, nieces or nephews of Grantee, or any other persons sharing Grantee's household (other than tenants or employees) (collectively, "Family Members"), (b) a trust or trusts for the primary benefit of Grantee or such Family Members, (c) a foundation in which Grantee or such Family Members control the management of assets, or (d) a partnership in which Grantee or such Family Members are the majority or controlling partners; provided, however, that subsequent transfers of the transferred Option shall be prohibited, except (X) if the transferee is an individual, at the transferee's death by the transferee by will or pursuant to the laws of descent and distribution, and (Y) without payment of consideration to the individuals or entities listed in subparagraphs II(a), (b) or (c), above, with respect to the original Grantee. The Human Resources and Compensation Committee of the Board of Directors of the Company (the "Committee") may, in its discretion, permit transfers to other persons and entities as permitted by the Plan. Neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than 50% of the voting interests are owned by Grantee or Family Members in exchange for an interest in that entity shall be considered to be a transfer for consideration. Within 10 days of any transfer, Grantee shall notify the Compensation and Benefits department of the Company in writing of the transfer. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and, except as otherwise provided in the Plan or this


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agreement, references to the original Grantee shall be deemed to refer to the transferee. The events of termination of employment of Grantee provided in paragraph 3 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in paragraph 3. The Company shall have no obligation to notify any transferee of Grantee's termination of employment with the Company for any reason. The conduct prohibited of Grantee in paragraphs 5 through 7 and, if applicable, paragraph 11 of this agreement shall continue to be prohibited of Grantee following transfer to the same extent as immediately prior to transfer and the Option (or its economic value, as applicable) shall be subject to forfeiture by the transferee and recoupment from Grantee to the same extent as would have been the case of Grantee had the Option not been transferred. Grantee shall remain subject to the recoupment provisions of paragraph 13 of this agreement and tax withholding provisions of Section 13(d) of the Plan following transfer of the Option.

3. Termination of Relationship.

(a) Termination by Death. If Grantee's employment by the Company and its subsidiaries (collectively, the "Cardinal Group") terminates by reason of death, then, unless otherwise determined by the Committee within 60 days of such death, any unvested portion of the Option shall vest upon and become exercisable in full from and after the 60th day after such death. The Option, to the extent vested, may thereafter be exercised by any transferee of Grantee, if applicable, or by the legal representative of the estate or by the legatee of Grantee under the will of Grantee for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the Grant Expiration Date, whichever period is shorter.

(b) Termination by Reason of Retirement or Disability. If Grantee's employment by the Cardinal Group terminates by reason of retirement or disability (each as defined in the Plan) prior to the vesting in full of the Option, then, unless otherwise determined by the Committee within 60 days of such retirement or disability, a Ratable Portion of each installment of the Option that would have vested on a Vesting Date shall vest upon and become exercisable in full from and after the later of (x) the 60th day after such termination of employment and (y) such Vesting Date. Such Ratable Portion shall, with respect to the applicable installment, be an amount equal to such installment of the Option scheduled to vest on the applicable Vesting Date multiplied by a fraction, the numerator of which shall be the number of days from the Grant Date through the date of such termination, and the denominator of which shall be the number of days from the Grant Date through such Vesting Date. The Option, to the extent vested, may be exercised after the date of vesting by Grantee (or any transferee, if applicable) until the earlier of the fifth anniversary of the date of such retirement or disability or the Grant Expiration Date (the "Exercise Period"). If Grantee has at least 15 years of service with the Cardinal Group at the time of retirement, the Option may be exercised after the date of vesting by Grantee (or any transferee, if applicable) until the Grant Expiration Date. Notwithstanding the foregoing, if Grantee dies after retirement or disability but before the expiration of the Exercise Period, unless otherwise determined by the Committee within


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60 days of such death, the Ratable Portion with respect to each installment of the Option that has not yet vested shall vest upon the 60th day after such death, and the Option, to the extent vested, may be exercised by any transferee of the Option, if applicable, or by the legal representative of the estate or by the legatee of Grantee under the will of Grantee from and after the 60th day after such death, for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the Exercise Period, whichever period is shorter.

(c) Other Termination of Employment. If Grantee's employment by the Cardinal Group terminates for any reason other than death, retirement or disability (subject to Section 10 of the Plan regarding acceleration of the vesting of the Option upon a Change of Control), any unexercised portion of the Option which has not vested on such date of termination will automatically terminate on the date of such termination. Unless otherwise determined by the Committee at or after grant or termination, Grantee (or any transferee, if applicable) will have 90 days (or such other period as the Committee may specify at or after grant or termination) from the date of termination or until the Grant Expiration Date, whichever period is shorter, to exercise any portion of the Option that is then vested and exercisable on the date of termination; provided, however, that if the termination was for Cause, as determined by the Committee, the Option may be immediately canceled by the Committee (whether then held by Grantee or any transferee).

4. Restrictions on Exercise. The Option is subject to all restrictions in this agreement and/or in the Plan. As a condition of any exercise of the Option, the Company may require Grantee or his or her transferee or successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters (including Grantee's compliance with the terms of paragraphs 5 through 7 and, if applicable, paragraph 11 of this agreement or any employment or severance agreement between any member of the Cardinal Group and Grantee) reasonably requested by the Company.

5. Agreement Not to Disclose or Use Confidential Information, Trade Secrets or Other Business Sensitive Information. The parties acknowledge and agree that the Cardinal Group is the sole and exclusive owner of Confidential Information, Trade Secrets or Other Business Sensitive Information and that the Cardinal Group has legitimate business interests in protecting such information. The parties further acknowledge and agree that the Cardinal Group has invested, and continues to invest, considerable amounts of time and money in obtaining, developing and preserving the confidentiality of such information. Further, the parties agree that, because of the trust and fiduciary relationship arising between Grantee and the Cardinal Group, Grantee owes the Cardinal Group a fiduciary duty to preserve and protect such information from any and all unauthorized disclosure and use. Accordingly, Grantee shall not, either directly or indirectly, disclose such information to any third party whatsoever and shall not use such information in any manner, except as authorized in the reasonable performance of Grantee's duties while employed by the Cardinal Group. "Confidential Information, Trade Secrets or Other Business Sensitive Information" shall include any such


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information as defined by applicable law and any information about the business of the Cardinal Group and its customers that is not generally known to, or readily ascertainable by, the public, including, but not limited to, financial information and models, customer lists, business plans or strategies, marketing and sales plans or strategies, the identity, compensation and qualifications of employees of the Cardinal Group, sources of supply, pricing policies, operational methods, product specification or technical processes, new product information, formulation techniques, customer contacts, profit or cost information, research and development information or other information that the Cardinal Group has developed or compiled.

6. Delivery of Company Property. Grantee recognizes and agrees that all documents, magnetic media, computer disks, desktop and laptop computers and other tangible items that were provided by the Cardinal Group and/or that contain Confidential Information, Trade Secrets or Other Business Sensitive Information as defined above are the sole and exclusive property of the Cardinal Group. Upon request by the Cardinal Group, Grantee shall promptly and immediately return to the Cardinal Group all such documents, media, disks, desktop and laptop computers and other tangible items. Upon the termination of Grantee's employment with the Cardinal Group, Grantee shall promptly and immediately return to the Cardinal Group any and all such documents, media, disks, desktop and laptop computers or other tangible items, without request by the Cardinal Group. Grantee shall not take any such information or make/retain copies of such information for any purpose whatsoever except as is necessary for the reasonable performance of Grantee's duties while employed by the Cardinal Group.

7. Other Covenants. Except as modified by paragraph 11 below, Grantee hereby covenants and agrees that, in consideration of the grant hereunder, Grantee shall not, either directly or indirectly, on Grantee's own behalf or on any other's behalf, engage in or assist others in any of the following activities:

(a) Grantee shall not engage in any action or conduct that is a violation of the policies of the Cardinal Group, including conduct that would constitute a breach of any of the Certificates of Compliance with Company Policies and/or the Certificates of Compliance with Company Business Ethics Policies executed by Grantee;

(b) During Grantee's employment with the Cardinal Group and for 12 months following the termination of such employment for any reason, Grantee shall not, either directly or indirectly, employ, contact concerning employment, or participate in any manner in the recruitment for employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is an employee, representative, officer or director of the Cardinal Group at any time within the 12 months prior to the termination of Grantee's employment with the Cardinal Group;

(c) Grantee shall not at any time during employment with the Cardinal Group nor at any time thereafter disparage the Cardinal Group or any of its employees, officers, representatives, services or products;


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(d) During Grantee's employment with the Cardinal Group and for 12 months following the termination of such employment for any reason, Grantee shall not engage in any action or conduct that either does or could reasonably be expected to undermine, diminish or otherwise damage the relationship between the Cardinal Group and any of its customers, potential customers, vendors or suppliers that were known to Grantee in the performance of Grantee's job duties while employed with the Cardinal Group;

(e) During Grantee's employment with the Cardinal Group and for 12 months following the termination of such employment for any reason, Grantee shall not solicit or accept business of the same type as that in which Grantee was employed by the Cardinal Group from any customer, potential customer, vendor or supplier of the Cardinal Group that was known to Grantee in the performance of Grantee's job duties while employed with the Cardinal Group, nor shall Grantee during such time period solicit or accept such business within any geographic area in which Grantee was assigned or for which Grantee had any managerial responsibility;

(f) During Grantee's employment with the Cardinal Group and for 12 months following the termination of such employment for any reason, Grantee shall not accept employment with or serve as a consultant or advisor or in any other capacity to an entity that is in competition with the business conducted by any member of the Cardinal Group within a geographic area in which Grantee was assigned or for which Grantee had any managerial responsibility; and

(g) Grantee shall not breach or violate any provision of any employment or severance agreement that Grantee has with any member of the Cardinal Group.

8. Inevitable Disclosure. The parties specifically acknowledge and agree that the provisions of this agreement are reasonable in light of the fact that, in the event that Grantee would become employed or otherwise associated with a competitor of the Cardinal Group, it would be inevitable that Grantee would disclose Confidential Information, Trade Secrets or Other Business Sensitive Information as defined above to such competitor. The parties acknowledge and agree that Grantee has been introduced by the Cardinal Group to such Confidential Information, Trade Secrets or Other Business Sensitive Information as defined above and that such information would aid the competitor and that the threat of such inevitable disclosure is so great that, for purposes of this agreement, it must be assumed that such disclosure would occur.

9. Covenants Are Independent Elements. The parties acknowledge that the obligations and covenants set forth in paragraphs 5 through 8 above and, if applicable, paragraph 11 below are essential independent elements of this Option grant and that, but for Grantee agreeing to comply with them, the Cardinal Group would not have granted such Option to Grantee. The parties agree and acknowledge that the provisions contained in paragraphs 5 through 8 above and, if applicable, paragraph 11 below are ancillary to, or part of, an otherwise enforceable agreement at the time the agreement is made with regard


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to such paragraphs. The existence of any claim by Grantee against the Cardinal
Group, whether based on this agreement or otherwise, shall not operate as a defense to the enforcement of the covenants contained in paragraphs 5 through 8 above and, if applicable, paragraph 11 below. The covenants contained in paragraphs 5 through 8 above and, if applicable, paragraph 11 below will remain in full force and effect whether Grantee is terminated by the Cardinal Group or voluntarily resigns.

10. Assignment of Covenants. The rights of the Cardinal Group under this agreement shall inure to the benefit of, and be binding upon, its successors and assigns. Any successor or assign of the Cardinal Group is authorized to enforce the covenants contained in this agreement. Any successor or assign of the Cardinal Group is authorized by the parties to enforce the covenants contained herein as if the name of such successor or assign shall replace the Cardinal Group throughout this agreement and any consent and/or notice, written or otherwise, is hereby waived and deemed unnecessary by Grantee.

11. California Specific Modifications. This paragraph 11 shall supercede and modify certain of the covenants, obligations and restrictions of Grantee set forth in paragraph 7 above in the event that, and only during such time that, Grantee's principal employment with the Cardinal Group is in the State of California. In the event that any of the provisions contained in subparagraphs 7(d) through (f) above are inconsistent with the provisions of this paragraph 11 with regard to the State of California, then the provisions contained in subparagraphs 7(d) through (f) shall not apply and the following provisions shall apply instead:

(a) Within the geographic area in which Grantee was assigned or for which Grantee had any managerial responsibility, Grantee shall not, during Grantee's employment with the Cardinal Group and for 12 months following termination of such employment for any reason, solicit or actually transact business with any existing customer of the Cardinal Group of which Grantee's knowledge of the existence of that customer or of that customer's purchasing habits, product preferences or commercial practices exists because of Grantee's receipt of Confidential Information, Trade Secrets or Other Business Sensitive Information from the Cardinal Group; and

(b) Regardless of geographic area, Grantee shall not, during the period of Grantee's employment with the Cardinal Group and for 12 months following termination of such employment for any reason, solicit business from any customers of the same type as the business of the Cardinal Group at the time of the termination of Grantee's employment with the Cardinal Group whose identities are not already within the public domain if Grantee directly serviced such customers, was assigned to such customers, was responsible for such customers or otherwise had personal contact with such customers during the 12-month period immediately preceding expiration of Grantee's employment with the Cardinal Group.


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In the event that Grantee is reassigned to any other state within the United
States of America other than the State of California or to any other country, then all of the provisions of paragraph 7 above shall apply in full force and effect and the provisions of this paragraph 11 shall not apply.

12. Reasonableness of Restrictions Contained in Agreement. Grantee acknowledges that the covenants contained in this agreement are reasonable in nature, are fundamental for the protection of the legitimate business and proprietary interests of the Cardinal Group, are necessary to protect the goodwill between the Cardinal Group and its customers, and do not adversely affect Grantee's ability to earn a living in any capacity that does not violate such covenants. The parties further agree that in the event of any violation by Grantee of any such covenants, the Company will suffer immediate and irreparable injury for which there is no adequate remedy at law.

13. Special Forfeiture/Repayment Rules. If Grantee engages in conduct that is in violation of the covenants and restrictions contained in this agreement, then Grantee shall be subject to the following special forfeiture/repayment rules in addition to any other remedy that the Cardinal Group may have:

(a) the Option (or any part thereof that has not been exercised) shall immediately and automatically terminate, be forfeited, and shall cease to be exercisable at any time; and

(b) Grantee shall, within 30 days following written notice from the Company, pay the Company an amount equal to the gross option gain realized or obtained by Grantee or any transferee resulting from the exercise of such Option, measured at the date of exercise (i.e., the difference between the market value of the Shares underlying the Option on the exercise date and the exercise price paid for such Shares underlying the Option), with respect to any portion of the Option that has already been exercised at any time within three years prior to the conduct by Grantee that is in violation of the covenants and restrictions of this agreement (the "Look-Back Period"), less $1.00.

Grantee may be released from Grantee's obligations under this paragraph 13 if and only if the Committee (or its duly appointed designee) determines, in writing and in its sole discretion, that such action is in the best interests of the Company. Grantee agrees to provide the Company with at least 10 days' written notice prior to directly or indirectly accepting employment with or serving as a consultant or advisor or in any other capacity to a competitor and further agrees to inform any such new employer, before accepting employment, of the terms of this agreement and Grantee's continuing obligations contained herein. No provisions of this agreement shall diminish, negate or otherwise impact any separate noncompete or other agreement to which Grantee may be a party, including, but not limited to, any of the Certificates of Compliance with Company Policies and/or the Certificates of Compliance with Company Business Ethics Policies; provided, however, that to the extent that any provisions contained in any other agreement are inconsistent in any manner with the restrictions and covenants of Grantee contained in this agreement, the provisions of this agreement shall take precedence and


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such other inconsistent provisions shall be null and void. Grantee acknowledges and agrees that the restrictions and covenants of Grantee contained in this agreement are being made for the benefit of the Company in consideration of Grantee's receipt of the Option, in consideration of employment, in consideration of exposing Grantee to the Company's business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. Grantee further acknowledges that the receipt of the Option and execution of this agreement are voluntary actions on the part of Grantee and that the Company is unwilling to provide the Option to Grantee without including the restrictions and covenants of Grantee contained in this agreement. Further, the parties agree and acknowledge that the provisions contained in paragraph 7 and, if applicable, paragraph 11 above are ancillary to or part of an otherwise enforceable agreement at the time the agreement is made.

14. Right of Set-Off. By accepting this Option, Grantee consents to a deduction from, and set-off against, any amounts owed to Grantee by any member of the Cardinal Group from time to time (including, but not limited to, amounts owed to Grantee as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Cardinal Group by Grantee under this agreement.

15. Governing Law/Venue. This agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superceded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Ohio bear a substantial relationship to the parties and/or this agreement and that the Option and benefits granted herein would not be granted without the governance of this agreement by the laws of the State of Ohio. In addition, all legal actions or proceedings relating to this agreement shall be brought in state or federal courts located in Franklin County, Ohio and the parties executing this agreement hereby consent to the personal jurisdiction of such courts. In the event of any violation or attempted violations of the restrictions and covenants of Grantee contained in this agreement, the Cardinal Group shall be entitled to specific performance and injunctive relief or other equitable relief, including the issuance ex parte of a temporary restraining order, without any showing of irreparable harm or damage, such irreparable harm being acknowledged and admitted by Grantee, and Grantee hereby waives any requirement for the securing or posting of any bond in connection with such remedy, without prejudice to the rights and remedies afforded the Cardinal Group hereunder or by law. In the event that it becomes necessary for the Cardinal Group to institute legal proceedings under this agreement, Grantee shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings.

16. Severability. It is the desire and intent of the parties that the provisions of this agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable as written, it is the intent and desire


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of the parties that the court shall modify the language of such provision or portion of this agreement to the extent necessary to make it valid and enforceable. If no such modification by the court is possible, this agreement shall be deemed amended to delete therefrom only the provision or portion thus determined to be invalid or unenforceable. Such modification or deletion is to apply only with respect to the operation of such provision in the particular jurisdiction in which such court determination is made.

17. Action by the Committee. The parties agree that the interpretation of this agreement shall rest exclusively and completely within the good faith province and discretion of the Committee. The parties agree to be bound by the decisions of the Committee with regard to the interpretation of this agreement and with regard to any and all matters set forth in this agreement. The Committee may delegate its functions under this agreement to an officer of the Cardinal Group designated by the Committee (hereinafter the "designee"). In fulfilling its responsibilities hereunder, the Committee or its designee may rely upon documents, written statements of the parties, or such other material as the Committee or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Committee or its designee and that any decision of the Committee or its designee relating to this agreement, including, without limitation, whether particular conduct constitutes a violation of the covenants, obligations and restrictions of Grantee set forth in paragraphs 5 through 7 and, if applicable, paragraph 11 above, shall be final and binding unless such decision is arbitrary and capricious.

18. Prompt Acceptance of Agreement. The Option grant evidenced by this agreement shall, at the discretion of the Committee, be forfeited if this agreement is not executed by Grantee and returned to the Company within 90 days of the Grant Date set forth on the first page of this agreement.

19. Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option grant under and participation in the Plan or future options that may be granted under the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of option grants and the execution of option agreements through electronic signature.

20. Notices. All notices, requests, consents and other communications required or provided under this agreement to be delivered by Grantee to the Company will be in writing and will be deemed sufficient if delivered by hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Company at the address set forth below:


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          Cardinal Health, Inc.
          7000 Cardinal Place
          Dublin, Ohio 43017
          Attention: Chief Legal Officer
          Facsimile: (614) 757-6948

All notices, requests, consents and other communications required or provided under this agreement to be delivered by the Company to Grantee may be delivered by e-mail or in writing and will be deemed sufficient if delivered by e-mail, hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Grantee.


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                             ACCEPTANCE OF AGREEMENT

Grantee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this agreement, and represents that he or she is familiar with and understands all provisions of the Plan and this agreement; and (b) voluntarily and knowingly accepts this agreement and the Option granted to him or her under this agreement subject to all provisions of the Plan and this agreement, including the obligations and covenants set forth in paragraphs 5 through 8 above and, if applicable, paragraph 11 above. Grantee further acknowledges receiving a copy of the Company's most recent Annual Report on Form 10-K and other communications routinely distributed to the Company's shareholders and a copy of the Plan Description dated [date of Plan Description] pertaining to the Plan.


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                                        Signature

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                                        Print Name

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                                        Grantee's Social Security Number

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                                        Date


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